EXHIBIT 99.2
ANNUAL CEO CERTIFICATION
(Section 303A.12(a))

As Chief Executive Officer of Navistar International Corporation
                    (Name of Company)

and as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that as of the date hereof I am not aware of any violation by the Company of NYSE’s Corporate Governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(a) and disclosed as an attachment hereto.

By: /s/ Daniel C. Ustian

Daniel C. Ustian
Chairman, President and Chief Executive Officer
Date: March 23, 2004

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